Exhibit 20.2
Page 1 of 3
                   Navistar Financial 1995 - B Owner Trust
                       For the Month of September 1998
                     Distribution Date of October 15, 1998
                           Servicer Certificate #36

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $105,809,154.42
Beginning Pool Factor                                           0.2015599

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,884,762.85
     Interest Collected                                       $833,864.96

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $125,145.16
Total Additional Deposits                                     $125,145.16

Repos / Chargeoffs                                             $41,554.42
Aggregate Number of Notes Charged Off                                  59

Total Available Funds                                       $8,549,488.17

Ending Pool Balance                                        $98,177,121.95
Ending Pool Factor                                              0.1870213

Servicing Fee                                                  $88,174.30

Repayment of Servicer Advances                                $294,284.80

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,367,497.85
     Target Percentage                                               5.50%
     Target Balance                                         $5,399,741.71
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($343,516.92)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.776%
Current Weighted Average Remaining Term (months):                   20.07

Delinquencies                                             Dollars        Notes
    Installments:               1 - 30 days           $1,258,167.81       740
                                31 - 60 days            $398,125.81       213
                                60+  days               $117,942.59        70

     Total:                                            $1,774,236.21      757

     Balances:                  60+  days              $1,434,353.53       70

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $49,055.36
+    Excess Serv.                                       $294,461.56
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,367,497.85

Exhibit 20.2
Page 2 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of September 1998

                                                                                 NOTES
                                        (Money Market)
                                              TOTAL         CLASS A - 1        CLASS A - 2         CLASS A - 3        CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                 $105,809,154.42
Ending Pool Balance                     $98,177,121.95

Collected Principal                      $7,590,478.05
Collected Interest                         $833,864.96
Charge - Offs                               $41,554.42
Liquidation Proceeds / Recoveries          $125,145.16
Servicing                                   $88,174.30
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                       $8,461,313.87

Beginning Balance                      $105,809,154.42               $0.00              $0.00     $96,171,387.98      $9,637,766.44

Interest Due                               $534,819.84               $0.00              $0.00        $484,864.08         $49,955.76
Interest Paid                              $534,819.84               $0.00              $0.00        $484,864.08         $49,955.76
Principal Due                            $7,632,032.47               $0.00              $0.00      $7,364,911.33        $267,121.14
Principal Paid                           $7,632,032.47               $0.00              $0.00      $7,364,911.33        $267,121.14

Ending Balance                          $98,177,121.95               $0.00              $0.00     $88,806,476.65      $9,370,645.30
Note / Certificate Pool Factor                                      0.0000             0.0000             0.3123             0.5100
   (Ending Balance / Original Pool Amount)
Total Distributions                      $8,166,852.31               $0.00              $0.00      $7,849,775.41        $317,076.90

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $294,461.56
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,367,497.85
(Release) / Draw                          ($343,516.92)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.2
Page 3 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of September 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                 4                   3                  2                   1
                                          May-98           Jun-98              Jul-98              Aug-98              Sep-98
Beginning Pool Balance              $139,446,823.57    $131,261,355.66     $120,655,534.13     $112,885,760.51     $105,809,154.42

A)   Loss Trigger:
Principal of Contracts Charged Off      $105,061.20        $126,322.91          $67,007.09         $118,414.21          $41,554.42
Recoveries                              $247,495.63        $138,992.46         $197,832.59         $178,202.18         $125,145.16

Total Charged Off (Months 5, 4, 3)      $298,391.20
Total Recoveries (Months 3, 2, 1)       $501,179.93
Net Loss / (Recoveries) for 3 Mos      ($202,788.73)(a)

Total Balance (Months 5, 4, 3)      $391,363,713.36(b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.6218%

Trigger:  Is Ratio > 1.5%                        No
                                                                               Jul-98              Aug-98              Sep-98

B)   Delinquency Trigger:                                                    $1,108,659.81         $822,884.00       $1,434,353.53
     Balance delinquency 60+ days                                                 0.91886%            0.72895%            1.35560%
     As % of Beginning Pool Balance                                               0.84790%            0.75655%            1.00114%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer